As filed with the Securities and Exchange Commission on September 20, 2005  Registration No. 333-127462
____________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT No. 1
TO
FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEW DRAGON ASIA CORP.

(Exact Name of Registrant as Specified in its Charter)
Florida	2000	88-0404114
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

________________________
Peter Mak
Suite 2808, International Chamber
of Commerce Tower
Fuhua Three Road, PRC 518048
Tel: (86 755) 8831-2115
(Name, Address, Telephone Number and Facsimile Number of Agent For Service of Process)

Copies of all Communications to:

Mitchell S. Nussbaum, Esq.
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Tel: (212) 407-4000
Fax: (212) 407-4990

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registrations statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock	9,934,737 (2)	$1.13 (3)	$11,226,253	$1,322
Class A Common Stock	4,105,264 (2)	$1.13 (4)	$4,638,948	$546
Class A Common Stock	492,631 (2)	$1.13 (4)	$556,673	$66
Total Number of Shares of Class A Common Stock and Total Registration Fee	14,532,632			$1,934

(1)
Pursuant to the terms of the registration rights agreement relating to the shares being registered under this registration statement, the number of shares of our Class A Common Stock represented includes 130% of the maximum number of shares of our Class A Common Stock issuable upon (i) conversion of our Series A 7% Convertible Preferred Stock (the “Series A Preferred Stock”), (ii) exercise of six-year and five-year warrants and (iii) the occurrence of certain anti-dilution events. Furthermore, because the precise number of shares payable upon the accrual of dividends in the future cannot be determined at this time, such amount also includes an additional 574,737 shares (130% of the number of shares of our Class A Common Stock payable as dividends in lieu of cash over a 3 year period assuming a constant conversion price of $0.95). These additional shares are being registered in the event we choose to use shares of our Class A Common Stock to pay dividends on the Series A Preferred Stock.

(2)
Pursuant to Rule 416 of the Securities Act of 1933, as amended, the shares of Class A Common Stock offered hereby also include such presently indeterminate number of shares of our Class A Common Stock as shall be issued by us to the selling shareholders upon adjustment under anti-dilution provisions covering the additional issuance of our Class A Common Stock resulting from stock splits, stock dividends or similar transactions.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g) of the Securities Act; based on the average ($1.13) of the high ($1.15) and low ($1.10) price on the American Stock Exchange on August 5, 2005.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) of the Securities Act, based on the higher of (a) the exercise price of the warrants or (b) the offering price of securities of the same class included in this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us, the selling shareholders or any other person. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such an offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in our affairs since such date.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED SEPTEMBER 20, 2005

NEW DRAGON ASIA CORP

9,852,631 Shares of Class A Common Stock

This prospectus relates to the sale by the selling shareholders identified in this prospectus of up to an aggregate of 9,852,631 shares of our Class A Common Stock, which includes:

•	6,315,789 shares issuable upon conversion of our Series A 7% Convertible Preferred Stock at an initial conversion price of $0.95 cents per share;

•	3,157,895 shares issuable upon the exercise of six-year warrants with an initial exercise price of $1.04 cents per share; and

•	378,947 shares issuable upon the exercise of five-year warrants with an initial exercise price of $1.04 cents per share.

We will not receive any of the proceeds from the sale of these shares by the selling shareholders. However, we will receive the proceeds from any exercise of warrants to purchase shares to be sold hereunder to the extent that the selling shareholders do not perform cashless exercises. See “Use of Proceeds.”

We have agreed to pay the expenses in connection with the registration of these shares.

Our Class A Common Stock is listed on the American Stock Exchange, also called the AMEX, under the trading symbol “NWD.” The last reported price for our Class A Common Stock on September 19, 2005 was $2.04 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 2 OF THIS PROSPECTUS FOR CERTAIN RISKS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS SEPTEMBER 20, 2005.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. Accordingly, it does not contain all of the information that may be important to you. You should read this entire prospectus carefully, including the information under “Risk Factors” and the consolidated financial statements and the notes thereto included elsewhere in this prospectus before making an investment decision. Unless the context otherwise requires, references to “we,”  “us” or “our” refer collectively to New Dragon Asia Corp. and its subsidiaries. References to our “Series A Preferred Stock” refer to our Series A 7% Convertible Preferred Stock.

New Dragon Asia Corp.

We are one of the largest flour and instant noodle producers in Northern China. Our core business is twofold: (1) the milling, sale and distribution of flour and related products, and (2) the production of instant noodles, which we market and sell through distributors, supermarkets and food stores. Our principal brand is “Long Feng.”

Our principal executive office is located at Suite 2808, International Chamber of Commerce Tower, Fuhua Three Road, Shenzhen, PRC 518048, and our telephone number is (86 755) 8831- 2115.

This Offering

Securities being offered by the selling shareholders	9,852,631 shares of our Class A Common Stock.

Use of Proceeds
We will not receive any proceeds from the sales of the shares of Class A Common Stock being offered by the selling shareholders other than the exercise price of any warrants that are exercised by the selling shareholders who do not conduct cashless exercises, the proceeds of which we expect to use for working capital.

Trading	Our Class A Common Stock is listed on the American Stock Exchange under the symbol “NWD.”

RISK FACTORS

You should carefully consider the risks described below before making an investment in us. The risks and uncertainties described below are not the only ones facing us, and there may be additional risks that we do not presently know of or that we presently consider immaterial. All of these risks may impair our business operations. If any of the following risks actually occurs, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our Class A Common Stock could decline, and you may lose all or part of your investment.

Risks Related to Our Class A Common Stock

We have never paid dividends on our Class A Common Stock.

We have never declared or paid any dividends on our Class A Class A Common Stock. The declaration and payment in the future of any cash or stock dividends on the Class A Common Stock will be at the discretion of our Board of Directors and will depend upon a variety of factors, including our ability to service our outstanding indebtedness, if any, and to pay dividends on securities ranking senior to the Class A Common Stock, including the shares of our outstanding Series A Preferred Stock, our future earnings, if any, capital requirements, financial condition and such other factors as our Board of Directors may consider to be relevant from time to time. We do not expect to declare or pay any dividends on our Class A Common Stock in the foreseeable future.

After this offering we will continue to be controlled by our major shareholder whose intersts may conflict with ours.

Upon completion of the offering, assuming conversion of all the Series A Preferred Stock and the exercise of all the five-year and six-year warrants for shares of our Class A Common Stock, registered hereunder, our majority shareholder, New Dragon Asia Food Ltd., will beneficially own in the aggregate, approximately 64% of our outstanding Class A Common Stock. As a result, this shareholder effectively exercises control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership might also have the effect of delaying or preventing a change in control of us that may be viewed as a beneficial by other shareholders.

Risks Related with Our Business

Our business may experience adverse effects from competition in the noodle and flour product markets.

The noodle and flour product markets are highly competitive. Competition in these markets takes many forms, including the following:

•	establishing favorable brand recognition;

•	developing products sought by consumers;

•	implementing appropriate pricing;

•	providing strong marketing support; and

•	obtaining access to retain outlets and sufficient shelf space.

Many of our competitors are larger and have greater financial resources, including our primary competitors, the “Master Kang” brand manufactured by Tingyi (Cayman Islands) Holdings Corp. and the “President” brand manufactured by Uni-President Group. We may not be able to compete successfully with such competitors. Competition could cause us to lose our market share, increase expenditures or reduce pricing, each of which could have a material adverse effect on our business and financial results.

Increases in prices of main ingredients and other materials could adversely affect our business.

The main ingredients that we use to manufacture our products are flour and eggs. We also use paper products, such as corrugated cardboard, as well as films and plastics, to package our products. The prices of these materials have been, and we expect them to continue to be, subject to volatility. We may not be able to pass price increases in these materials onto our customers which could have an adverse effect on our financial results.

We are subject to risks associated with joint ventures and third party agreements.

We conduct our milling and sales operations through joint ventures established with certain Chinese parties. Any deterioration of these strategic relationships may have an adverse effect on our operations. Changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. We cannot assure you, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

We may have limited legal recourse under Chinese law if disputes arise under our agreements with joint ventures or third parties. The Chinese government has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations are limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under Chinese law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to product liability claims and product recalls, which could negatively impact our profitability.

We sell food products for human consumption, which involves risks such as product contamination or spoilage, product tampering and other adulteration of food products. We may be subject to liability if the consumption of any of our products causes injury, illness or death. In addition, we will voluntarily recall products in the event of contamination or damage. A significant product liability judgment or a widespread product recall may negatively impact our profitability for a period of time depending on product availability, competitive reaction and consumer attitudes. Even if a product liability claim is unsuccessful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or injury could adversely affect our reputation with existing and potential customers and our corporate and brand image.

We have limited business liability insurance coverage.

The insurance industry in China is still in its early stage of development. Insurance companies in China offer limited business liability insurance. As a result, we do not have any business liability insurance coverage for our operations. Moreover, while business disruption insurance is available, we have determined that the risks of disruption and cost of the insurance are such that we do not require it at this time. Any business disruption, litigation or natural disaster might result in substantial costs and diversion of resources.

We may experience risks resulting from our plans for expansion.

We have acquired several companies and businesses and may continue to acquire companies in the future. Entering into an acquisition entails many risks, any of which could harm our business, including: (a) diversion of management’s attention from other business concerns; (b) failure to integrate the acquired company with our existing business; (c) additional operating expenses not offset by additional revenue; and (d) dilution of our stock as a result of issuing equity securities in connection with any such acquisitions.

If we are unable to implement our acquisition strategy, we may be less successful in the future. A key component of our growth strategy is accomplished by acquiring additional flour and noodle factories and, if our recent acquisition of a soy bean business proves successful, our acquisition strategy may expand to include future acquisitions of soy bean businesses. While there are may be companies available, we may not always be able to identify and acquire companies meeting our acquisition criteria on terms acceptable to us. Additionally, financing to complete significant acquisitions may not always be available on satisfactory terms. Further, our acquisition strategy presents a number of special risks to us that it would not otherwise contend with absent such strategy, including possible adverse effects on our earnings after each acquisition, diversion of management’s attention from our core business due to the special attention that a particular acquisition may require, failure to retain key acquired personnel and risks associated with unanticipated events or liabilities arising after each acquisition, some or all of which could have a material adverse effect on our business, financial condition and results of operations.

Risks Associated With Doing Business In China

We are subject to the risks associated with doing business in China.

As most of our operations are conducted in China, we are subject to special considerations and significant risks not typically associated with companies operating in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. Our results may be adversely affected by changes in the political and social conditions in China, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

Although the majority of productive assets in China are owned by the Chinese government, in the past several years the government has implemented economic reform measures that emphasize decentralization and encourage private economic activity. Because these economic reform measures may be inconsistent or ineffectual, there are no assurances that:

•	we will be able to capitalize on economic reforms;

•	the Chinese government will continue its pursuit of economic reform policies;

•	the economic policies, even if pursued, will be successful;

•	economic policies will not be significantly altered from time to time; and

•	business operations in China will not become subject to the risk of nationalization.

Economic reform policies or nationalization could result in a total investment loss in our Class A Common Stock.

Since 1979, the Chinese government has reformed its economic systems. Because many reforms are unprecedented or experimental, they are expected to be refined and improved. Other political, economic and social factors, such as political changes, changes in the rates of economic growth, unemployment or inflation, or in the disparities in per capita wealth between regions within China, could lead to further readjustment of the reform measures. This refining and readjustment process may negatively affect our operations.

Over the last few years, China’s economy has registered a high growth rate. Recently, there have been indications that rates of inflation have increased. In response, the Chinese government has taken measures to curb this excessively expansive economy. These measures include restrictions on the availability of domestic credit, reducing the purchasing capability of certain of its customers, and limited re-centralization of the approval process for purchases of some foreign products. The Chinese government may adopt additional measures to further combat inflation, including the establishment of freezes or restraints on certain projects or markets. These measures may adversely affect our manufacturing operations.

To date, reforms to China’s economic system have not adversely impacted our operations and are not expected to adversely impact operations in the foreseeable future. However, we cannot assure you that the reforms to China’s economic system will continue or that we will not be adversely affected by changes in China’s political, economic, and social conditions and by changes in policies of the Chinese government, such as changes in laws and regulations, measures which may be introduced to control inflation and changes in the rate or method of taxation.

On November 11, 2001, China signed an agreement to become a member of the World Trade Organization (“WTO”), the international body that sets most trade rules, further integrating China into the global economy and significantly reducing the barriers to international commerce. China’s membership in the WTO was effective on December 11, 2001. China has agreed upon its accession to the WTO to reduce tariffs and non-tariff barriers, remove investment restrictions and provide trading and distribution rights for foreign firms. The tariff rate reductions and other enhancements will enable us to develop better investment strategies. In addition, the WTO’s dispute settlement mechanism provides a credible and effective tool to enforce members’ commercial rights. Also, with China’s entry to the WTO, it is believed that the relevant laws on foreign investment in China will be amplified and will follow common practices.

The Chinese legal system is not fully developed and has inherent uncertainties that could limit the legal protections available to investors.

The Chinese legal system is a system based on written statutes and their interpretation by the Supreme People’s Court. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, the Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. Two examples are the promulgation of the Contract Law of the People’s Republic of China to unify the various economic contract laws into a single code, which went into effect on October 1, 1999, and the Securities Law of the People’s Republic of China, which went into effect on July 1, 1999. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and their non-binding nature, interpretation and enforcement of these laws and regulations involve uncertainties. In addition, as the Chinese legal system develops, changes in such laws and regulations, their interpretation or their enforcement may have a material adverse effect on our business operations.

Enforcement of regulations in China may be inconsistent.

Although the Chinese government has introduced new laws and regulations to modernize its securities and tax systems on January 1, 1994, China does not yet possess a comprehensive body of business law. As a result, the enforcement, interpretation and implementation of regulations may prove to be inconsistent and it may be difficult to enforce contracts.

We may experience lengthy delays in resolution of legal disputes.

As China has not developed a dispute resolution mechanism similar to the Western court system, dispute resolution over Chinese projects and joint ventures can be difficult and we cannot assure you that any dispute involving our business in China can be resolved expeditiously and satisfactorily.

Impact of the United States Foreign Corrupt Practices Act on our business.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in mainland China. We have attempted to implement safeguards to prevent and discourage such practices by our employees and agents. We cannot assure you, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Impact of governmental regulation on our operations.

We may be subjected to liability for product safety that could lead to a product recall. Our operations and properties are subject to regulation by various Chinese government entities and agencies. As a producer of food products, our operations are subject to production, packaging, quality, labeling and distribution standards. Our production and distribution facilities are also subject to various local environmental laws and workplace regulations. We believe that our current legal and environmental compliance programs adequately address such concerns and that we are in substantial compliance with applicable laws and regulations. However, compliance with, or any violation of, current and future laws or regulations could require material expenditures or otherwise adversely effect our business and financial results.

We may be liable if the consumption of any of our products cause injury, illness or death. We may also be required to recall certain of our products that become contaminated or are damaged. We are not aware of any material product liability judgment against us. However, a product liability judgment or a product recall could have a material adverse effect on our business or financial results.

It may be difficult to serve us with legal process or enforce judgments against our management or us.

All of our assets are located in China. In addition, all of our directors and officers are non-residents of the United States, and all, or substantial portions of the assets of such non-residents, are located outside the United States. As a result, it may not be possible to effect service of process within the United States upon such persons. Moreover, there is doubt as to whether the courts of China would enforce:

•	judgments of United States courts against us, our directors or our officers based on the civil liability provisions of the securities laws of the United States or any state; or

•	in original actions brought in China, liabilities against non-residents or us based upon the securities laws of the United States or any state.

The Chinese government could change its policies toward private enterprise or even nationalize or expropriate it, which could result in the total loss of your investment.

Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice. Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment.

If relations between the United States and China worsen, our stock price may decrease and we may have difficulty accessing U.S. capital markets.

At various times during recent years, the United States and China have had significant disagreements over political and economic issues. Controversies may arise in the future between these two countries. Any political or trade controversies between the United States and China, whether or not directly related to our business, could adversely affect the market price of our Class A Common Stock and our ability to access U.S. capital markets.

The Chinese economic, political and social conditions as well as government policies could affect our business.

All of our business, assets and operations are located in China. The economy of China differs from the economies of most developed countries in many respects, including:

•	government involvement;

•	level of development;

•	growth rate;

•	control of foreign exchange; and

•	allocation of resources.

The economy of China has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the Chinese government. In addition, the Chinese government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.

The economy of China has experienced significant growth in the past 20 years, but growth has been uneven both geographically and among various sectors of the economy. The Chinese government has implemented various measures from time to time to control the rate of economic growth. Some of these measures benefit the overall economy of China, but may have a negative effect on us. For example, our operating results and financial condition may be adversely affected by:

•	changes in the rate or method of taxation;

•	imposition of additional restrictions on currency conversion and remittances abroad;

•	reduction in tariff or quota protection and other import restrictions; and

•	changes in the usage and costs of state-controlled transportation services.

Fluctuations in the value of the Chinese renminbi relative to foreign currencies could affect our operating results.

Substantially all our revenues and expenses are denominated in the Chinese renminbi. However, we use the United States dollar for financial reporting purposes. The value of Chinese renminbi against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in China’s political and economic conditions. The Chinese government recently announced that it is valuing the exchange rate of the Chinese renminbi against a number of currencies, rather than just exclusively to the United States dollar. Although the Chinese government has stated its intention to support the value of the Chinese renminbi, we cannot assure you that the government will not revalue it. As our operations are primarily in China, any significant revaluation of the Chinese renminbi may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert United States dollars into Chinese renminbi for our operations, appreciation of this currency against the United States dollar could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our Chinese renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese renminbi we convert would be reduced. To date, we have not engaged in any hedging transactions in connection with our operations.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Under the Private Securities Litigation Reform Act of 1995, companies are provided with a “safe harbor” for making forward-looking statements about the potential risks and rewards of their strategies. Forward-looking statements often include the words “believe,”  “expect,”  “anticipate,”  “intend,”  “plan,”  “estimate” or similar expressions. In this prospectus, forward-looking statements also include:

•	statements about our business plans;

•	statements about the potential for the development, regulatory approval and public acceptance of new products;

•	estimates of future financial performance;

•	predictions of national or international economic, political or market conditions;

•	statements regarding other factors that could affect our future operations or financial position; and

•	other statements that are not matters of historical fact.

Our ability to achieve our goals depends on many known and unknown risks and uncertainties, including changes in general economic and business conditions. These factors could cause our actual performance and results to differ materially from those described or implied in forward-looking statements. Factors that could cause or contribute to such differences include, among others:

•	the success of our research and development activities and the speed with which regulatory authorizations and product launches may be achieved;

•	our ability to continue to manage our costs;

•	our ability to successfully market new and existing products in new and existing domestic and international markets;

•	the effect of weather conditions and commodity markets on the agriculture business;

•	our exposure to lawsuits and other liabilities and contingencies;

•	the accuracy of our estimates and projections, for example, those with respect to product returns and grower use of our products and related distribution inventory levels;

•	our ability to obtain payment for the products that we sell;

•	the effects of our accounting policies and changes in generally accepted accounting principles;

•	our ability to fund our short-term financing needs;

•	general economic and business conditions; and

•	any changes in business, political and economic conditions due to threat of future terrorist activity and related military action.

These forward-looking statements speak only as of the date of this prospectus. We believe it is in the best interest of our investors to use forward-looking statements in discussing future events. However, we are not required to, and you should not rely on us to, revise or update these statements or any factors that may affect actual results, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We have registered these shares as a result of registration rights granted to the selling shareholders. We will not receive any proceeds from the issuance of our Class A Common Stock to the selling shareholders other than the exercise price of any warrants that are exercised by the selling shareholders who do not conduct cashless exercises, the proceeds of which we expect to use for working capital.

SELLING SHAREHOLDERS

On July 11, 2005, we completed a private placement transaction where, for an aggregate purchase price of $6,000,000, we sold 6,000 shares of our Series A Preferred Stock to two qualified institutional buyers. Based upon an initial conversion price of $0.95 per share of our Class A Common Stock, the shares of Series A Preferred Stock are immediately convertible into an aggregate of 6,315,789 shares of our Class A Common Stock. In addition, the two investors in the private placement also received warrants (the “Investor Warrants”) to purchase an aggregate of 3,157,895 shares of our Class A Common Stock which are immediately exercisable by the holder at $1.04 per share for a period of six years following the closing of the private placement. The terms of the shares of the Series A Preferred Stock and the Investor Warrants are set forth in our Current Report on Form 8-K (including exhibits 3.1, 4.1, 10.1 and 10.2 thereto) filed with the U.S. Securities and Exchage Commission (“SEC”) on July 12, 2005, and our Definitive Information Statement on Schedule 14C, filed with the SEC on July 26, 2005, each of which is incorporated herein by reference in their entirety. We granted registration rights to the two investors for the shares of our Class A Common Stock issuable upon conversion of our Series A Preferred Stock and exercise of the Investor Warrants. Under the terms of the registration rights agreement, we are required to register 130% of the maximum number of shares of our Class A Common Stock issuable upon (i) conversion of our Series A Preferred Stock, (ii) exercise of the Investor Warrants and (iii) the occurrence of certain anti-dilution events. The terms of our Series A Preferred Stock and the Investor Warrants limit the number of shares a holder may beneficially own upon conversion of our Series A Preferred Stock, or exercise of the Investor Warrants, to 4.99% of our outstanding shares of Class A Common Stock (after giving effect to such conversion or exercise). However, the holders have the right upon 61 days prior notice to us to waive this limitation.

TN Capital Equities, Ltd., a registered broker-dealer, acted as placement agent and received a 6% cash commission and warrants to purchase an aggregate of 378,947 shares of our Class A Common Stock which are immediately exercisable by the holder at $1.04 per share for a period of five years following the closing of the private placement (the “Agent Warrants”). TN Capital Equities, Ltd. then assigned a portion of the Agent Warrants to certain of the selling shareholders identified in the table below. We also granted TN Capital Equities, Ltd. and its assignees identical registration rights to those granted to the two investors in the private placement.

Unless otherwise described below, to our knowledge, no selling shareholder nor any of its affiliates has held any position or office with, been employed by, or otherwise has had any material relationship with us, or our affiliates, during the three years prior to the date of this prospectus.

As of September 16, 2005, there were 47,182,953 shares of our Class A Common Stock outstanding.

Name of Selling Shareholder	Number of Shares Beneficially Owned Prior to this Offering (1)	Number of Shares Offered Hereby (1)	Number of Shares Owned After this Offering Assuming All Shares Offered Hereby are sold	Percentage of Ownership After this Offering (%)

Midsummer Investment Ltd. (2)(3)	6,315,789	6,315,789	0	0
Islandia, L.P. (4)	3,157,895	3,157,895	0	0
Alliance Financial, LLC (5)	151,579	151,579	0	0
Renaissance Advisors, BVI (6)	151,579	151,579	0	0
John F. Steinmetz (7)	34,105	34,105	0	0
TN Capital Equities, Ltd. (8)	34,105	34,105	0	0
Kathleen McDonnell (9)	7,579	7,579	0	0
Total	9,852,631	9,852,631	0	0

(1)
For purposes of this table, we have assumed that the selling shareholder will have sold all of the shares registered under this prospectus upon completion of the offering. Therefore, the calculation of the maximum number of shares being offered and shares beneficially owned after the offering do not take into account the limitations on beneficial ownership contained in the terms of our Series A Preferred Stock and the Investor Warrants discussed above.

(2)
Represents 4,210,526 shares of Class A Common Stock initially issuable upon conversion of the Series A Preferred Stock and 2,105,263 shares of Class A Common Stock issuable upon exercise of Investor Warrants.

(3)
Midsummer Capital, LLC is the investment manager to Midsummer Investment Ltd. By virtue of such relationship, Midsummer Capital, LLC may be deemed to have dispositive power over the shares owned by Midsummer Investment Ltd. Midsummer Capital, LLC disclaims beneficial ownership of such shares. Mr. Michel Amsalem and Mr. Scott Kaufman have delegated authority from the members of Midsummer Capital, LLC with respect to the shares of our Class A Common Stock owned by Midsummer Investment Ltd. Messrs. Amsalem and Kaufman may be deemed to share dispositive power over the shares of our Class A Common Stock owned by Midsummer Investment Ltd. Messrs. Amsalem and Kaufman disclaim beneficial ownership of such shares of our Class A Common Stock and neither person has any legal right to maintain such delegated authority.

(4)
Represents 2,105,263 shares of Class A Common Stock initially issuable upon conversion of the Series A Preferred Stock and 1,052,632 shares of Class A Common Stock issuable upon exercise of Investor Warrants.

(5)
Represents shares of Class A Common Stock issuable upon exercise of Agent Warrants. Alliance Financial, LLC is a registered broker-dealer and acquired the Agent Warrants as compensation for investment banking services it provided in connection with the private placement.

(6)	Represents shares of Class A Common Stock issuable upon exercise of Agent Warrants.
(7)
Represents shares of Class A Common Stock issuable upon exercise of Agent Warrants. John F. Steinmetz is an affiliate of TN Capital Equities, Ltd., a registered broker-dealer, and the placement agent in the private placement. Mr. Steinmetz acquired the Agent Warrants in the ordinary course of business, and at the time of the acquisition did not have any arrangements or understandings with any person to distribute the securities.

(8)	Represents shares of Class A Common Stock issuable upon exercise of Agent Warrants. John F. Steinmetz has sole investment control over these securities.
(9)	Represents shares of Class A Common Stock issuable upon exercise of Agent Warrants. This selling shareholder is an employee of TN Capital Equities, Ltd., the placement agent.

PLAN OF DISTRIUBTION

Each selling shareholder of our Class A Common Stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Class A Common Stock on the American Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling shareholder may use any one or more of the following methods when selling shares of our Class A Common Stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

In connection with the sale of the our Class A Common Stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A Common Stock in the course of hedging the positions they assume. The selling shareholders may also sell our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Class A Common Stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of our Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders, and any broker-dealers or agents that are involved in selling our Class A Common Stock, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of our Class A Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Class A Common Stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of our Class A Common Stock. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling shareholder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the resale of our Class A Common Stock. There is no underwriter or coordinating broker acting in connection with the proposed the resale of our Class A Common Stock by the selling shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling shareholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of such shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale of such shares will be made only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale of such shares may not be made unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended, any person engaged in the distribution of such resale of our Class A Common Stock may not simultaneously engage in market making activities with respect to our Class A Common Stock for a period of two business days prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our Class A Common Stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and we have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

Our Articles of Incorporation limit the liability of directors to the maximum extent permitted by Florida law. In addition, our bylaws require us to indemnify our directors and officers, and allow us to indemnify our other employees and agents to the fullest extent permitted by law. At present, there is no pending litigation or proceeding involving any director, officer, employee or agent where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for indemnification. If we permit indemnification for liabilities arising under the Securities Act to directors, officers or controlling persons under these provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available, at no charge, to the public at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that are excluded from this Prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph at no charge from us.

EXPERTS

The financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 25, 2004 (as amended), which report is incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Grobstein, Horwath & Company LLP, independent registered accountants to the extent and for the periods set forth in their report and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Loeb & Loeb, LLP, New York, New York has passed upon the validity of the Class A Common Stock being offered hereby.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information may include documents filed after the date of this prospectus which update and supersede the information you read in this prospectus. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until we terminate the offering of these shares:

•	Our Annual Report on Form 10-K for the fiscal year ended December 25, 2004, filed with the SEC; (as amended on Form 10-K/A filed with the SEC on June 14, 2005 and Form 10-K/A filed on June 28, 2005);

•	Our Quarterly Report on Form 10-Q for the quarter ended March 25, 2005, filed with the SEC on May 5, 2005;

•	Our Quarterly Report on Form 10-Q for the quarter ended June 25, 2005, filed with the SEC on August 8, 2005;

•	Our Periodic Report on Form 8-K, dated June 22, 2005, filed with the SEC on June 29, 2005;

•	Our Periodic Report on Form 8-K, dated July 11, 2005, filed with the SEC on July 12, 2005;

•	Our Periodic Report on Form 8-K, dated August 4, 2005, filed with the SEC on August 4, 2005;

•	Our Definitive Proxy Statement on Schedule 14A, dated April 1, 2005, and filed with the SEC on April 5, 2005, relating to our Annual Shareholder Meeting held on May 3, 2005;

•	Our Definitive Information Statement on Schedule 14C, dated July 25, 2006, and filed with the SEC on July 26, 2005; and

•
The description of our Class A Common Stock which is contained in the registration statement on Form SB-2 (File No. 333-81829) filed with the SEC on March 3, 2000, including any amendment or reports filed for the purpose of updating such description.

You may request a copy of these documents, at no cost, by written or oral request to: New Dragon Asia Corp. Attn: Peter Mak, Chief Financial Officer; Suite 2808, International Chamber of Commerce Tower, Fuhua Three Road, PRC 518048.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. Reports we file with the SEC after the date of this prospectus may also contain information that updates, modifies or is contrary to information in this prospectus or in documents incorporated by reference into this prospectus. You should review these reports as they may disclose a change in our business, prospects, financial condition or other affairs after the date of this prospectus.

We have not authorized any dealer,
salesperson or any other person to give any
information or to represent anything other than
those contained in this prospectus in connection
with the offer contained herein, and, if given
or made, you should not rely upon such
information or representations as having been
authorized by New Dragon Asia Corp. This prospectus
does not constitute an offer of any securities
other than those to which it relates or an offer
to sell, or a solicitation of an offer to buy,
those to which it relates in any state to any
person to whom it is not lawful to make such
offer in such state. The delivery of this
prospectus at any time does not imply that the
information herein is correct as of any time
after the date of this prospectus.

Subject to change, dated September 20, 2005
		NEW DRAGON ASIA CORP. __________________ Prospectus _________________

TABLE OF CONTENTS	Page
Prospectus Summary	1
Risk Factors	2
Information Regarding Forward-Looking Statements	8
Use of Proceeds	8
Selling Shareholders	9
Plan of Distribution	10
Limitation on Liability and Indemnification Matters	11
Where You Can Find More Information	12
Experts	12
Legal Matters	12
Incorporation By Reference	12

PART II

Item 14. Other Expenses of Issuance and Distribution

We are not issuing any Class A Common Stock under this registration statement. All Class A Common Stock registered pursuant to this registration statement is being registered on behalf of selling shareholders. We have agreed to pay all costs of this registration statement. The estimated expenses for the distribution of the Class A Common Stock registered hereby, as set forth in the following table:

Item	Amount
SEC Registration Fee	$1,934
Legal Fees	40,000
Accounting Fees	15,000
Total	$56,934

Item 15. Indemnification of Directors and Officers

Our Articles of Incorporation, as amended, include provisions, which limit the liability of our directors. As permitted by applicable provisions of the Florida Law, directors will not be liable to us for monetary damages arising from a breach of their fiduciary duty as directors in certain circumstances. This limitation does not affect liability for any breach of a director’s duty to us or our shareholders (i) with respect to approval by the director of any transaction from which he or she derives an improper personal benefit, (ii) with respect to acts or omissions involving an absence of good faith, that the director believes to be contrary to the best interests of us or our shareholders, that involve intentional misconduct or a knowing and culpable violation of law, that constitute an unexcused pattern or inattention that amounts to an abdication of his or her duty to us or our shareholders, or that show a reckless disregard for duty to us or our shareholders in circumstances in which he or she was, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to us or our shareholders, or (iii) based on transactions between us and our directors or another corporation with interrelated directors or based on improper distributions, loans or guarantees under applicable sections of Florida Law. This limitation of directors’ liability also does not affect the availability of equitable remedies, such as injunctive relief or rescission.

The Company has been advised that it is the position of the Commission that insofar as the provision in our Articles of Incorporation, as amended, may be invoked for liabilities arising under the Securities Act, the provision is against public policy and is therefore unenforceable.

Item 16. Exhibits

Exhibit Number	Description

3.1
Certificate of Designation of Preferences, Rights and Limitations of the Series A 7% Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1 of our Form 8-K filed with the SEC on July 12, 2005).

4.1	Form of Warrant to Midsummer Investment Ltd. and Islandia, L.P. (incorporated herein by reference to Exhibit 4.1 to our Form 8-K filed with the SEC on July 12, 2005).
4.2	Form of Warrant to Alliance Financial, LLC, Renaissance Advisors BVI, John F. Steinmetz, TN Capital Equities, Ltd. and Kathleen McDonnell.**
4.3
Securities Purchase Agreement, dated July 11, 2005, relating to the sale of the Series A 7% Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on July 12, 2005).

4.4
Registration Rights Agreement, dated July 11, 2005, by and among New Dragon Asia Corp. and the investors named therein (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on July 12, 2005).

5.1	Opinion of Loeb & Loeb LLP.**
23.1	Consent of Independent Registered Accountants Grobstein, Horwath & Company LLP.*
23.2	Consent of Loeb & Loeb LLP (included in exhibit 5.1).**
24.1	Power of Attorney (included on signature page).**

*	Filed herewith.
**	Previously filed.

Item 17. Undertakings

(a)  The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar amount of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel in the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  The undersigned registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4)or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW DRAGON ASIA CORP.

Date: September 20, 2005	By:	/s/ *

Name: Li Xia Wang Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Dated: September 20, 2005
By:  /s/      *

Name: Heng Jing Lu
Title: Chairman
Dated: September 20, 2005
By:  /s/ Peter Mak

Name: Peter Mak
Title: Chief Financial Officer
Dated: September 20, 2005
By:  /s/      *

Name: Ling Wang
Title: Director
Dated: September 20, 2005
By:  /s/      *

Name: De Lin Yang
Title: Director
Dated: September 20, 2005
By:  /s/      *

Name: Zhi Yong Jiang
Title: Director
Dated: September 20, 2005
By:  /s/      *

Name: Qi Xue
Title: Director
Dated: September 20, 2005
By:  /s/      *

Name: Feng Ju Chen
Title: Director

*By:  /s/ Peter Mak

Name: Peter Mak
Title: Attorney-in-Fact

Exhibit Number	Description

3.1
Certificate of Designation of Preferences, Rights and Limitations of the Series A 7% Convertible Preferred Stock. (incorporated by reference to Exhibit 3.1 of our Form 8-K filed with the SEC on July 12, 2005).

4.1	Form of Warrant to Midsummer Investment Ltd. and Islandia, L.P. (incorporated herein by reference to Exhibit 4.1 to our Form 8-K filed with the SEC on July 12, 2005).
4.2	Form of Warrant to Alliance Financial, LLC, Renaissance Advisors BVI, John F. Steinmetz, TN Capital Equities, Ltd. and Kathleen McDonnell.**
4.3
Securities Purchase Agreement, dated July 11, 2005, relating to the sale of the Series A 7% Convertible Preferred Stock (incorporated by reference to Exhibit 10.1 to our Form 8-K filed with the SEC on July 12, 2005).

4.4
Registration Rights Agreement, dated July 11, 2005, by and among New Dragon Asia Corp. and the investors named therein (incorporated by reference to Exhibit 10.2 to our Form 8-K filed with the SEC on July 12, 2005).

5.1	Opinion of Loeb & Loeb LLP.**
23.1	Consent of Independent Registered Accountants Grobstein, Horwath & Company LLP.*
23.2	Consent of Loeb & Loeb LLP (included in exhibit 5.1).**
24.1	Power of Attorney (included on signature page).**

*	Filed herewith.
**	Previously filed.